Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Third Quarter 2016 Financial Results

Company Delivers Third Quarter 2016 Revenue of $96.3 Million,
Operating Cash Flow of $18.4 Million and GAAP Diluted Earnings per Share of $0.14
Carlsbad, Calif. – November 7, 2016 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, and wired and wireless infrastructure markets today announced financial results for the third quarter ended September 30, 2016.
Management Commentary
“We are pleased to announce strong third quarter 2016 revenue of $96.3 million, consistent with prior guidance, representing an increase of 1 percent year-over-year. GAAP and non-GAAP gross margins were 57.6 percent and 63.1 percent, respectively. GAAP and non-GAAP operating margins were 11 percent and 30 percent, respectively, and approximately $18.4 million of operating cash flow was generated during the quarter. Our operating results benefited from the revenue contributions of our recently closed wireless infrastructure acquisitions addressing the cellular access and backhaul markets, which partially offset seasonal softness in certain cable and satellite broadband operator platforms. Our diversifying revenues across broadband access, wireless infrastructure, and fiber-optic telecom and data-center infrastructure markets, combined with continued tight operating expense management resulted in another quarter of strong profitability,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
“We continue to increase our analog and mixed-signal content in our broadband access and connectivity platforms addressing broadband service provider markets. These initial revenue contributions from our wireless infrastructure investments illustrate progress being made towards the realization of our strategy of leveraging our leading RF CMOS mixed-signal technology platform into the large wired and wireless infrastructure markets,” continued Kishore Seendripu, Ph.D., Chairman and CEO.
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the third quarter 2016 was $96.3 million, a decrease of 5 percent compared to the second quarter 2016, and an increase of 1 percent compared to the third quarter 2015. Gross margin for the third quarter 2016 was 57.6 percent of revenue, compared to 61.9 percent for the second quarter 2016, and 53.6 percent for the third quarter 2015.
Operating expenses were $44.8 million, $40.5 million and $49.4 million for the third quarter 2016, second quarter 2016 and third quarter 2015, respectively. Operating expenses increased 11 percent compared to the second quarter 2016, and decreased 9 percent compared to the third quarter 2015. Operating expenses as a percentage of revenue were 47 percent for the third quarter 2016, 40 percent for the second quarter 2016 and 52 percent for the third quarter 2015. Operating margins were 11 percent, 22 percent and 2 percent for the third quarter 2016, second quarter 2016 and third quarter 2015, respectively.
Net income for the third quarter 2016 was $9.7 million, or $0.14 per share (diluted). These results compare to net income of $22.6 million, or $0.33 per share (diluted), for the second quarter 2016, and $1.6 million, or $0.03 per share (diluted), for the third quarter 2015.
Gross margin, operating margin and net income for the three and nine months ended September 30, 2016 includes purchase accounting expenses and charges related to our acquisitions of the wireless infrastructure backhaul business in July 2016 and wireless infrastructure access business in April 2016.
Cash flow provided by operations for the third quarter 2016 totaled $18.4 million, compared to cash provided by operations of $32.3 million for the second quarter 2016, and cash provided by operations of $22.1 million for the third quarter 2015.

Cash, cash equivalents and investments totaled $110.2 million at September 30, 2016, compared to $176.5 million at June 30, 2016, and $104.8 million at September 30, 2015. The $110.2 million at September 30, 2016 reflects $80.0 million of cash paid for our acquisition of the wireless infrastructure backhaul business from Broadcom Corporation in July 2016.
Non-GAAP Results
Non-GAAP gross margin for the third quarter 2016 was 63.1 percent of revenue, compared to 63.8 percent for the second quarter 2016, and 56.7 percent for the third quarter 2015.
Non-GAAP operating expenses were $31.5 million, $30.6 million and $29.1 million for the third quarter 2016, second quarter 2016 and third quarter 2015, respectively. Non-GAAP operating expenses increased 3 percent when compared to the second quarter 2016, and increased 8 percent when compared to third quarter 2015. Non-GAAP operating expenses as a percentage of revenue were 33 percent, 30 percent and 31 percent for the third quarter 2016, second quarter 2016 and third quarter 2015, respectively. Non-GAAP operating margins were 30 percent, 34 percent and 26 percent for the third quarter 2016, second quarter 2016 and third quarter 2015, respectively.
Non-GAAP net income for the third quarter 2016 was $28.8 million, or $0.43 per share (diluted), compared to $33.9 million, or $0.50 per share (diluted), for the second quarter 2016, and $25.0 million, or $0.40 per share (diluted), for the third quarter 2015.
Fourth Quarter 2016 Revenue and Gross Margin Guidance
We expect revenue in the fourth quarter 2016 to be between $85 million and $89 million, GAAP gross margin to be approximately 57 percent to 58 percent of revenue, and non-GAAP gross margin to be 63 percent to 64 percent of revenue. Our estimates of forward-looking non-GAAP gross margins exclude estimates for amortization of inventory step-up, stock-based compensation expense, stock-based bonus accruals, acquisition related expenses, and restructuring charges, each of which is described in more detail below under the caption “Use of Non-GAAP Financial Measures.” The timing and amounts of these material amounts needed to estimate non-GAAP financial measures are inherently unpredictable or outside our control to predict. Accordingly, we cannot provide a quantitative reconciliation of non-GAAP gross margin without unreasonable effort. Material changes to any of these items could have a significant effect on our guidance and future GAAP results.
Conference Call Details
MaxLinear will host its third quarter financial results conference call today, November 7, 2016 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-855-629-3857 / International: 1-661-378-9892 with conference ID: 91352866. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until November 21, 2016. A replay of the conference call will also be available until November 21, 2016 by dialing toll free: 1-855-859-2056 and referencing passcode: 91352866.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for fourth quarter 2016 revenue and gross margin). These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. The closing of recent acquisitions of wireless infrastructure assets from Microsemi and Broadcom present particular risks associated with our ability to integrate the acquired businesses, and maintain relationships with employees, customers, and vendors. In addition, our current expectations with respect to the size of the available market and growth opportunities in future years are subject to substantial management assumptions that are themselves subject to material risks and uncertainties. Additional risks and uncertainties that could affect our assumptions and expectations with respect to the completed acquisitions that also generally affect our business, operating results, financial condition, and stock price, include, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third parties in the United States District Court in Delaware and Superior Court of California; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2015 as amended by Amendment No. 1 filed with the SEC on April 28, 2016; our subsequent Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and for the quarter ended September 30, 2016, which we expect to file shortly; and our Current Reports on Form 8-K. In addition, when available, investors should review the information to be set forth under the caption “Risk Factors” in MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on the estimates, projections and assumptions of management as of November 7, 2016, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, gross margin, operating expenses, operating expenses as a percentage of revenue, operating margins and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2016, which we currently intend to settle in shares of our class A common stock; (iii) an accrual related to our performance based bonus plan for 2015, which we settled in shares of our class A common stock in 2015 and 2016; (iv) an accrual related to our performance based bonus plan for 2014, which we settled in stock in May 2015; (v) amortization of purchased intangible assets and inventory step up; (vi) restricted merger proceeds and contingent consideration and incentive award; (vii) acquisition and integration costs related to our recently completed acquisitions; (viii) professional fees and settlement costs related to our previously disclosed IP and commercial litigation matters; (ix) IPR&D and production mask impairment losses; (x) severance and restructuring charges; and (xi) release of valuation allowance due to net deferred tax liability acquired. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the first and second half of the 2015 performance periods were settled through the issuance of shares of Class A common stock under our equity incentive plans in August 2015 and May 2016. Bonus payments for the first half of the 2016 performance periods were settled through the issuance of shares of Class A common stock under our equity incentive plans in August 2016 and we currently expect that bonus payments under our 2016 programs for the second half of 2016 will also be settled in Class A common stock in May 2017. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Restricted stock units granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and step-up of inventory to fair value, acquisition and integration costs primarily consisting of professional and consulting fees, restricted merger proceeds which represent merger proceeds held back from the former principal shareholders of Physpeed which were paid on a quarterly basis through October 31, 2016 and the change in fair value of contingent consideration.
IPR&D and production mask impairment losses relate to our abandonment of IPR&D technology assets during the third quarter 2016 and capitalized costs for masks that have no future use.
Restructuring charges incurred are related to our restructuring plan which addresses issues primarily relating to the integration of the Company and Entropic businesses. Severance charges incurred relate primarily to our exit of research and development activities in Shanghai, China, and other non-recurring charges related to the termination of employees and transitional employees from the Entropic acquisition in 2015.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
The acquisitions of Entropic and Physpeed resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit for income taxes.
The tax impact of total non-GAAP measures at the effective tax rate that would be in effect considering the non-GAAP measures is included in non-GAAP income tax expense and non-GAAP net income. The amounts presented for non-GAAP income tax expense, non-GAAP net income, and non-GAAP basic and diluted earnings per share for the three and nine months ended September 30, 2015 and for the three months ended June 30, 2016 have been adjusted to conform with current period presentation.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the fourth quarter 2016.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, data center, metro, long-haul fiber networks, and wireless infrastructure markets. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:
Gideon Massey
Investor Relations Specialist
Tel: 949-333-0056
gmassey@maxlinear.com
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	September 30, 2016(1)	June 30, 2016	September 30, 2015
Net revenue	$96,324	$101,687	$95,191
Cost of net revenue	40,820	38,774	44,141
Gross profit	55,504	62,913	51,050
Operating expenses:
Research and development	25,921	24,037	23,491
Selling, general and administrative	17,619	16,505	25,457
IPR&D impairment losses	1,300	—	—
Restructuring charges	—	—	425
Total operating expenses	44,840	40,542	49,373
Income from operations	10,664	22,371	1,677
Interest income	89	167	47
Other income, net	10	124	407
Income before income taxes	10,763	22,662	2,131
Provision for income taxes	1,084	78	549
Net income	$9,679	$22,584	$1,582
Net income per share:
Basic	$0.15	$0.36	$0.03
Diluted	$0.14	$0.33	$0.03
Shares used to compute net income per share:
Basic	64,241	63,470	60,644
Diluted	67,832	67,520	63,209
___________________________________________
(1) We adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting in the second quarter of 2016, and included excess tax benefits in the provision for income taxes instead of in additional paid-in capital. As a result, when computing diluted EPS using the treasury stock method, fewer hypothetical shares can be repurchased resulting in a greater number of incremental shares being issued upon the exercise of share-based payment awards. The impact of adoption for the three months ended September 30, 2016 was a reduction to the provision for income taxes and increase to net income of $0.9 million and increases to basic earnings per share of $0.01 and diluted earnings per share of $0.01. Diluted earnings per share for the three months ended September 30, 2016 was also impacted by an increase of 833,000 shares in the number of incremental shares used in computing diluted EPS.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2016(1)	September 30, 2015 (2)
Net revenue	$300,696	$201,411
Cost of net revenue	121,109	101,748
Gross profit	179,587	99,663
Operating expenses:
Research and development	73,710	62,765
Selling, general and administrative	47,734	60,021
IPR&D impairment losses	1,300	—
Restructuring charges	2,106	11,814
Total operating expenses	124,850	134,600
Income (loss) from operations	54,737	(34,937)
Interest income	426	168
Other income (expense), net	(64)	351
Income (loss) before income taxes	55,099	(34,418)
Provision (benefit) for income taxes	2,155	(631)
Net income (loss)	$52,944	$(33,787)
Net income (loss) per share:
Basic	$0.83	$(0.67)
Diluted	$0.79	$(0.67)
Shares used to compute net income (loss) per share:
Basic	63,454	50,528
Diluted	67,354	50,528
___________________________________________
(1) We adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting in the second quarter of 2016, and included excess tax benefits in the provision for income taxes instead of additional paid-in capital. As a result, when computing diluted EPS using the treasury stock method, fewer hypothetical shares can be repurchased resulting in a greater number of incremental shares being issued upon the exercise of share-based payment awards. The impact of adoption for the nine months ended September 30, 2016 was a reduction to the provision for income taxes and increase to net income of $6.0 million and increase to basic earnings per share of $0.09 and diluted earnings per share of $0.08. Diluted earnings per share for the nine months ended September 30, 2016 was also impacted by an increase of 856,000 shares in the number of incremental shares used in computing diluted EPS.

(2) Includes five months of Entropic operations.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Operating Activities
Net income	$9,679	22,584	1,582
Adjustments to reconcile net income to cash provided by operating activities:
Amortization and depreciation	8,808	4,163	17,296
Impairment of IPR&D assets	1,300	—	—
Provision for losses on accounts receivable	87	—	—
Provision for inventory reserves	—	(29)	—
Amortization (reduction in) of investment premiums, net	12	(66)	57
Amortization of inventory step-up	2,653	336	958
Stock-based compensation	6,264	5,102	5,032
Deferred income taxes	82	(100)	251
(Gain) loss on disposal of property and equipment	—	48	(39)
(Gain) loss on sale of available-for-sale securities	—	(50)	21
(Gain) loss on foreign currency	112	(170)	—
Excess tax benefits on stock-based awards	(928)	(3,549)	—
Change in fair value of contingent consideration	99	24	9
Impairment of long-lived assets	—	—	153
Impairment of leases	—	—	568
Changes in operating assets and liabilities:
Accounts receivable	(5,419)	(3,300)	(205)
Inventory	(454)	4,425	1,581
Prepaid expenses and other assets	440	1,611	(2,684)
Accounts payable, accrued expenses and other current liabilities	(2,470)	1,887	(9,256)
Accrued compensation	(183)	309	3,342
Deferred revenue and deferred profit	(504)	(725)	3
Accrued price protection liability	(1,158)	(173)	3,925
Other long-term liabilities	(5)	18	(513)
Net cash provided by operating activities	18,415	32,345	22,081
Investing Activities
Purchases of property and equipment	(2,118)	(1,488)	(20)
Purchases of intangible assets	—	(390)	(100)
Cash used in acquisition, net of cash acquired	(80,000)	(21,000)	—
Purchases of available-for-sale securities	(32,986)	(9,504)	(25,712)
Maturities of available-for-sale securities	7,700	70,711	4,400
Net cash provided by (used in) investing activities	(107,404)	38,329	(21,432)
Financing Activities
Net proceeds from issuance of common stock	165	2,558	2,891
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,591)	(2,501)	(1,367)
Net cash provided by (used in) financing activities	(2,426)	57	1,524
Effect of exchange rate changes on cash and cash equivalents	(91)	11	(755)
Increase (decrease) in cash and cash equivalents	(91,506)	70,742	1,418
Cash and cash equivalents at beginning of period	147,582	76,840	56,731
Cash and cash equivalents at end of period	$56,076	$147,582	$58,149

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30, 2016	September 30, 2015 (1)
Operating Activities
Net income (loss)	$52,944	$(33,787)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	18,743	31,162
Impairment of IPR&D assets	1,300	—
Provision for losses on accounts receivable	87	—
Provision for inventory reserves	9	—
Amortization of investment premiums, net	95	261
Amortization of inventory step-up	2,989	14,244
Stock-based compensation	16,475	15,052
Deferred income taxes	215	(1,709)
(Gain) loss on disposal of property and equipment	48	(39)
(Gain) loss on sale of available-for-sale securities	(50)	21
Change in fair value of contingent consideration	209	(123)
Impairment of leases	—	6,161
Loss on foreign currency	66	—
Excess tax benefits on stock-based awards	(6,042)	—
Impairment of long-lived assets	—	153
Changes in operating assets and liabilities:
Accounts receivable	(7,360)	5,971
Inventory	6,955	(10,069)
Prepaid and other assets	(365)	700
Accounts payable, accrued expenses and other current liabilities	2,497	(8,822)
Accrued compensation	3,357	4,845
Deferred revenue and deferred profit	1,228	526
Accrued price protection liability	(2,914)	6,200
Other long-term liabilities	(772)	(264)
Net cash provided by operating activities	89,714	30,483
Investing Activities
Purchases of property and equipment	(6,828)	(1,480)
Purchases of intangible assets	(390)	(100)
Cash used in acquisition, net of cash acquired	(101,000)	(3,615)
Purchases of available-for-sale securities	(80,263)	(45,680)
Maturities of available-for-sale securities	88,711	57,508
Net cash provided by (used in) investing activities	(99,770)	6,633
Financing Activities
Repurchases of common stock	(3)	(101)
Net proceeds from issuance of common stock	4,450	6,346
Minimum tax withholding paid on behalf of employees for restricted stock units	(6,184)	(4,528)
Equity issuance costs	—	(705)
Net cash provided by (used in) financing activities	(1,737)	1,012
Effect of exchange rate changes on cash and cash equivalents	(87)	(675)
Increase (decrease) in cash and cash equivalents	(11,880)	37,453
Cash and cash equivalents at beginning of period	67,956	20,696
Cash and cash equivalents at end of period	$56,076	$58,149
___________________________________________
(1) Includes five months of Entropic cash flows.

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2016	June 30, 2016	September 30, 2015
Assets
Current assets:
Cash and cash equivalents	$56,076	$147,582	$58,149
Short-term investments, available-for-sale	42,146	28,899	26,797
Accounts receivable, net	49,672	44,340	41,766
Inventory	32,119	25,604	36,265
Prepaid expenses and other current assets	6,831	4,982	4,500
Total current assets	186,844	251,407	167,477
Property and equipment, net	21,950	21,134	20,543
Long-term investments, available-for-sale	12,020	—	19,847
Intangible assets, net	109,885	60,675	79,655
Goodwill	75,794	56,714	49,373
Other long-term assets	1,883	1,982	5,715
Total assets	$408,376	$391,912	$342,610

Liabilities and stockholders’ equity
Current liabilities	$54,491	$55,620	$67,485
Other long-term liabilities	15,182	15,104	10,597
Total stockholders’ equity	338,703	321,188	264,528
Total liabilities and stockholders’ equity	$408,376	$391,912	$342,610

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
GAAP cost of net revenue	$40,820	$38,774	$44,141
Stock-based compensation	(57)	(51)	(73)
Performance based equity	(23)	165	(148)
Amortization of inventory step-up	(2,653)	(336)	(958)
Amortization of purchased intangible assets	(2,571)	(1,787)	(1,572)
Impairment of production masks	—	—	(153)
Non-GAAP cost of net revenue	35,516	36,765	41,237

GAAP R&D expenses	25,921	24,037	23,491
Stock-based compensation	(4,163)	(3,136)	(3,496)
Incentive award compensation	(169)	(168)	—
Performance based equity	(838)	(1,555)	(1,182)
Amortization of purchased intangible assets	(45)	(148)	(97)
Severance charges	—	—	(173)
Restricted merger proceeds and contingent consideration	(243)	(208)	(209)
Non-GAAP R&D expenses	20,463	18,822	18,334

GAAP SG&A expenses	17,619	16,505	25,457
Stock-based compensation	(1,857)	(1,696)	(1,442)
Incentive award compensation	(18)	(51)	—
Performance based equity	(896)	(787)	(753)
Amortization of purchased intangible assets	(3,080)	(662)	(12,066)
Acquisition and integration costs	(590)	(1,338)	(32)
Restricted merger proceeds and contingent consideration	(99)	(24)	(9)
Severance charges	—	—	(270)
IP litigation costs, net	(12)	(197)	(144)
Non-GAAP SG&A expenses	11,067	11,750	10,741

GAAP IPR&D impairment losses	1,300	—	—
IPR&D impairment losses	(1,300)	—	—
Non-GAAP IPR&D impairment losses	—	—	—

GAAP restructuring expenses	—	—	425
Restructuring charges	—	—	(425)
Non-GAAP restructuring expenses	—	—	—

GAAP income before income taxes	10,763	22,662	2,131
Total non-GAAP adjustments	18,614	11,979	23,202
Non-GAAP income before income taxes	29,377	34,641	25,333

GAAP income tax expense	1,084	78	549
Tax impact of non-GAAP adjustments	(537)	670	131
Release of valuation allowance due to net deferred tax liability acquired	—	—	(341)
Non-GAAP income tax expense	547	748	339

GAAP net income (loss)	$9,679	$22,584	$1,582
Total non-GAAP adjustments before income taxes	18,614	11,979	23,202
Total tax adjustments	(537)	670	(210)
Non-GAAP net income	$28,830	$33,893	$24,994

Shares used in computing non-GAAP basic net income per share	64,241	63,470	60,644
Shares used in computing non-GAAP diluted net income per share	67,832	67,520	63,209
Non-GAAP basic net income per share	$0.45	$0.53	$0.41
Non-GAAP diluted net income per share	$0.43	$0.50	$0.40

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2016	September 30, 2015
GAAP cost of net revenue	$121,109	$101,748
Stock-based compensation	(151)	(169)
Performance based equity	41	(159)
Amortization of inventory step-up	(2,989)	(14,244)
Amortization of purchased intangible assets	(5,940)	(2,624)
Impairment of production masks	—	(153)
Non-GAAP cost of net revenue	112,070	84,399

GAAP R&D expenses	73,710	62,765
Stock-based compensation	(10,362)	(8,889)
Incentive award compensation	(553)	—
Performance based equity	(3,574)	(2,974)
Amortization of purchased intangible assets	(289)	(309)
Severance charges	—	(838)
Restricted merger proceeds and contingent consideration	(659)	(625)
Non-GAAP R&D expenses	58,273	49,130

GAAP SG&A expenses	47,734	60,021
Stock-based compensation	(5,290)	(4,466)
Incentive award compensation	(119)	—
Performance based equity	(2,278)	(1,655)
Amortization of purchased intangible assets	(4,038)	(20,051)
Acquisition and integration costs	(1,852)	(5,349)
Restricted merger proceeds and contingent consideration	(209)	—
Change in fair value of contingent consideration	—	122
Severance charges	—	(315)
IP litigation costs, net	(671)	(1,135)
Non-GAAP SG&A expenses	33,277	27,172

GAAP impairment losses	1,300	—
Impairment losses	(1,300)	—
Non-GAAP impairment losses	—	—

GAAP restructuring expenses	2,106	11,814
Restructuring charges	(2,106)	(11,814)
Non-GAAP restructuring expenses	—	—

GAAP income (loss) before income taxes	55,099	(34,418)
Total non-GAAP adjustments	42,339	75,647
Non-GAAP income before income taxes	97,438	41,229

GAAP income tax expense (benefit)	2,155	(631)
Tax impact of non-GAAP adjustments	(138)	(409)
Record valuation allowance due to net deferred liability acquired	—	1,592
Non-GAAP income tax expense	2,017	552

GAAP net income (loss)	$52,944	$(33,787)
Total non-GAAP adjustments before income taxes	42,339	75,647
Total tax adjustments	(138)	1,183
Non-GAAP net income	$95,421	$40,677

Shares used in computing non-GAAP basic net income per share	63,454	50,528
Shares used in computing GAAP diluted net income (loss) per share	67,354	50,528
Dilutive common stock equivalents	—	2,376
Shares used in computing non-GAAP diluted net income per share	67,354	52,904
Non-GAAP basic net income per share	$1.50	$0.81
Non-GAAP diluted net income per share	$1.42	$0.77

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
GAAP cost of net revenue	42.4%	38.1%	46.4%
Stock-based compensation	(0.1)%	(0.1)%	(0.1)%
Performance based equity	—%	0.2%	(0.2)%
Amortization of inventory step-up	(2.7)%	(0.3)%	(1.0)%
Amortization of purchased intangible assets	(2.7)%	(1.7)%	(1.6)%
Impairment of production masks	—%	—%	(0.2)%
Non-GAAP cost of net revenue	36.9%	36.2%	43.3%

GAAP R&D expenses	26.9%	23.6%	24.7%
Stock-based compensation	(4.3)%	(3.1)%	(3.7)%
Incentive award compensation	(0.2)%	(0.2)%	—%
Performance based equity	(0.9)%	(1.5)%	(1.2)%
Amortization of purchased intangible assets	—%	(0.1)%	(0.1)%
Severance charges	—%	—%	(0.2)%
Restricted merger proceeds and contingent consideration	(0.3)%	(0.2)%	(0.2)%
Non-GAAP R&D expenses	21.2%	18.5%	19.3%

GAAP SG&A expenses	18.3%	16.2%	26.7%
Stock-based compensation	(1.9)%	(1.7)%	(1.5)%
Incentive award compensation	—%	—%	—%
Performance based equity	(1.0)%	(0.8)%	(0.8)%
Amortization of purchased intangible assets	(3.2)%	(0.6)%	(12.6)%
Acquisition and integration costs	(0.6)%	(1.3)%	—%
Restricted merger proceeds and contingent consideration	(0.1)%	—%	—%
Severance charges	—%	—%	(0.3)%
IP litigation costs, net	—%	(0.2)%	(0.2)%
Non-GAAP SG&A expenses	11.5%	11.6%	11.3%

GAAP impairment losses	1.3%	—%	—%
Impairment Losses	(1.3)%	—%	—%
Non-GAAP impairment losses	—%	—%	—%

GAAP restructuring expenses	—%	—%	0.4%
Restructuring Charges	—%	—%	(0.4)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) before income taxes	11.2%	22.3%	2.2%
Total non-GAAP adjustments before income taxes	19.3%	11.8%	24.4%
Non-GAAP income before income taxes	30.5%	34.1%	26.6%

GAAP income tax expense (benefit)	1.1%	0.1%	0.6%
Tax impact of non-GAAP adjustments	(0.6)%	0.7%	0.1%
Record valuation allowance due to net deferred liability acquired	—%	—%	(0.4)%
Non-GAAP income tax expense (benefit)	0.5%	0.8%	0.3%

GAAP net income (loss)	10.0%	22.2%	1.7%
Total non-GAAP adjustments before income taxes	19.3%	11.8%	24.4%
Total tax adjustments	(0.6)%	0.7%	(0.2)%
Non-GAAP net income	29.9%	33.3%	26.3%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Nine Months Ended
	September 30, 2016	September 30, 2015
GAAP cost of net revenue	40.3%	50.5%
Stock-based compensation	(0.1)%	(0.1)%
Performance based equity	—%	(0.1)%
Amortization of inventory step-up	(1.0)%	(7.0)%
Amortization of purchased intangible assets	(1.9)%	(1.3)%
Impairment of production masks	—%	(0.1)%
Non-GAAP cost of net revenue	37.3%	41.9%

GAAP R&D expenses	24.5%	31.2%
Stock-based compensation	(3.4)%	(4.4)%
Incentive award compensation	(0.2)%	—%
Performance based equity	(1.2)%	(1.5)%
Amortization of purchased intangible assets	(0.1)%	(0.2)%
Severance charges	—%	(0.4)%
Restricted merger proceeds and contingent consideration	(0.2)%	(0.3)%
Non-GAAP R&D expenses	19.4%	24.4%

GAAP SG&A expenses	15.9%	29.8%
Stock-based compensation	(1.8)%	(2.2)%
Incentive award compensation	—%	—%
Performance based equity	(0.8)%	(0.8)%
Amortization of purchased intangible assets	(1.3)%	(10.0)%
Acquisition and integration costs	(0.6)%	(2.6)%
Restricted merger proceeds and contingent consideration	(0.1)%	—%
Change in fair value of contingent consideration	—%	0.1%
Severance charges	—%	(0.2)%
IP litigation costs, net	(0.2)%	(0.6)%
Non-GAAP SG&A expenses	11.1%	13.5%

GAAP impairment losses	0.4%	—%
Impairment Losses	(0.4)%	—%
Non-GAAP impairment losses	—%	—%

GAAP restructuring expenses	0.7%	5.9%
Restructuring Charges	(0.7)%	(5.9)%
Non-GAAP restructuring expenses	—%	—%

GAAP income (loss) before income taxes	18.3%	(17.1)%
Total non-GAAP adjustments before income taxes	14.1%	37.6%
Non-GAAP income before income taxes	32.4%	20.5%

GAAP income tax expense (benefit)	0.7%	(0.3)%
Tax impact of non-GAAP adjustments	—%	(0.2)%
Record valuation allowance due to net deferred liability acquired	—%	0.8%
Non-GAAP income tax expense (benefit)	0.7%	0.3%

GAAP net income (loss)	17.6%	(16.8)%
Total non-GAAP adjustments before income taxes	14.1%	37.6%
Total tax adjustments	—%	0.6%
Non-GAAP net income	31.7%	20.2%